UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2006 (January 26, 2006)
INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)
6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)
(713) 795-2000
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
Stock Purchase Agreement dated January 26, 2006
Press Release issued January 31, 2006

Item 2.01 Completion of Acquisition or Disposition of Assets
Under a Stock Purchase Agreement dated January 26, 2006 (the “Agreement”), INX Inc. (the “Company”) sold all outstanding shares of its Stratasoft, Inc. subsidiary’s common stock (“Stratasoft”) to The Resource Group International Limited (“Buyer”). The sale was announced in the Company’s press release dated January 31, 2006 filed as Exhibit 99.1 to this Form 8-K. Key terms of the Agreement are summarized as follows:
•	All outstanding Stratasoft common stock was sold for a purchase price of $3,000,000, reduced by:
•	$800,000 placed in escrow, which is available to satisfy indemnified losses, if any, as defined in the Agreement.

•	$221,470 representing a preliminary net working capital adjustment, as defined. The working capital adjustment is to be finalized by March 27, 2006.
•	The Company indemnified Buyer for losses as defined in the Agreement to a maximum of $1.4 million, inclusive of amounts placed in escrow. Excess funds held in escrow will be released on January 26, 2008 unless retained in escrow for potential indemnified losses as allowed in the Agreement under certain circumstances.

•	The Company may receive additional consideration in the form of 10% of the outstanding Stratasoft common stock if revenue exceeds $10 million for any consecutive twelve month period within two years of closing.

•	The Company may receive additional cash consideration if Stratasoft is sold by Buyer to another party for an amount in excess of $15 million.
Transaction costs of $614,209 are payable by the Company in connection with the transaction. Additional transaction costs of up to $120,000 are payable based on the Company’s final purchase price.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description
2.1	Stock Purchase Agreement by and among The Resource Group International Limited and INX Inc. dated January 26, 2006

99.1	Press Release issued January 31, 2006
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-SECTOR CORPORATION
Date: January 31, 2006	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Stock Purchase Agreement by and among The Resource Group International Limited and INX Inc. dated January 26, 2006

99.1	Press Release issued January 31, 2006